EXHIBIT 99.1

CNET Networks, Inc. press release dated October 23, 2001

FOR IMMEDIATE RELEASE

CNET NETWORKS REPORTS THIRD QUARTER FINANCIAL RESULTS

SAN FRANCISCO, October 23, 2001 - CNET Networks, Inc. (Nasdaq: CNET), the global source of information and commerce services for the technology industry, today reported net revenues for the third quarter of $69.3 million, compared to pro forma1 net revenues of $110.5 million for the same period of 2000. The company generated an adjusted EBITDA2 loss of $14.0 million, versus pro forma adjusted EBITDA of $16.7 million in the third quarter of 2000. CNET Networks' adjusted loss, excluding amortization and impairment of goodwill and intangible assets, business integration expenses, realized gains (losses) and impairment of investments, extraordinary interest expense and income taxes, was $22.0 million or $0.16 per share, versus pro forma income of $11.7 million or $0.08 per share in the third quarter of 2000.

"Our business performed very well in a challenging business climate. We stabilized our revenues while significantly reducing our long-term cost structure, and we have more than sufficient financial resources to meet our capital needs for the foreseeable future," said Shelby Bonnie, chairman and chief executive officer of CNET Networks. "Given the growing importance of technology to businesses around the world and our leading market position within this sector, we are confident that CNET Networks will emerge from this economic slowdown with increased global leadership."

During the third quarter, CNET Networks enhanced its core business, which includes 10 major brands in the U.S., more than 20 international properties throughout Europe and Asia, and two businesses addressing the IT supply chain that are based on the company's unparalleled, standardized technology product database. The company also made great progress in strengthening its long-term market position. Noteworthy developments included:

  Growth in audience reach and registered users, which highlights the importance of CNET Networks' content to the world's largest technology audience online.

  A significant, sequential increase in both the number of customers and total campaigns run on CNET Networks' global web properties using the company's Interactive Messaging Units (IMUs).

  The continued diversification of revenue streams through extensions of the company's product and services.

  Further strengthening of the relationship between CNET Networks and its core audience segments through data collection, which will result in enhancements to both content delivery for users and targeted message delivery for marketers.

CNET Networks' net loss for the third quarter of 2001 was $1.4 billion, or $9.98 per share, versus a net loss of $44 million, or $0.50 per share for the same period last year. During the quarter the company took a non-cash charge of $1.1 billion related to impairment of goodwill. In addition, the company incurred integration charges of $28.7 million related to its reduction in workforce and an abandonment of leases, and a non-cash write-down of privately held investments of $59.0 million. During the quarter, the company's TRACES security was retired early, which resulted in a non-cash extraordinary interest expense of $6.3 million net of taxes.

Business Highlights

During the last several weeks, CNET Networks unveiled new product offerings that leverage its brands and audience, which included:

  A broadband webcasting service for technology companies that want to offer dynamic live webcasts of their conferences and events. In this time of heightened travel concern, CNET Networks has found a market for this important broadband service, through which it produces the events and also markets them to millions of IT professionals and technology buyers. Gartner Inc. was the first customer to use CNET Networks' webcasting service, for its recent Symposium/ITxpo event.

  A commerce engine licensing program for companies that want to offer sophisticated comparison shopping on their Web sites. CNET Networks is harnessing the value of its Virtual Learning Agent (VLA) technology engine, based on its innovative mySimon commerce service. Lucasfilm is the first to use this new offering, with the launch of comparison-shopping on its popular Star Wars Web site.

CNET Networks continued to qualify its user base by developing a more interactive relationship with its core audience of IT professionals and business decision makers. The company continues to evolve its content-driven email marketing services and collect user data to deliver a more personalized user experience and more targeted marketing opportunities for advertisers. As a result, the company has seen significant improvement in registered, qualified users, as well as email subscriptions, as follows:

  CNET Networks reaches more than 60 million unique monthly visitors worldwide, and is the number-one technology property in the U.S., Europe and Asia.

  Unique email newsletter subscribers reached 14.6 million in the third quarter, up 57-percent over the third quarter of 2000 and 19 percent sequentially, and a total of approximately 29.8 million subscriptions.

  Registered users, including users qualified through data collection, grew 44 percent to a total of 9.8 million from 6.8 million at the end of the second quarter.

Other highlights during the quarter included:

  CNET Networks continued to gain a greater percentage of top technology marketers' budgets. According to Adscope's print ad spending reports, the top 20 technology companies expended seven percent less, in aggregate, in the first eight months of 2001 than they spent in 2000. Those 20 companies spent 7.4 percent more with CNET Networks over the same period.

  The company's customer base included more than 1,500 companies, up from 1,300 customers in Q2 2001.

  CNET Networks delivered 26.1 million total leads to merchants, or an average of 283,000 leads per day during the third quarter, an increase of two percent from the third quarter of 2000 despite a decline in leads in the weeks following September 11th.

  CNET DataSource (CDS), the company's single source for multi-vendor, standardized and structured electronic product information in 18 languages for online and offline product catalogs, ended the third quarter with 164 licenses, a 37 percent year-over-year increase.

Marketing Highlights

The company continued to experience momentum from its industry-leading online advertising initiatives. Its innovative, Interactive Messaging Units (IMUs) raise brand awareness and deliver detailed information about products or services to targeted audiences throughout CNET Networks' large and influential technology buying audience without users ever leaving the page they visited. During the third quarter, a total of 80 customers ran 162 campaigns utilizing IMUs, a substantial increase from the 30 customers and 100 campaigns initiated using the IMUs during the second quarter.

"We continue to be extremely optimistic about the future of online advertising, even as we continue to expand our product offerings and diversify our revenue streams," said Bonnie. "Technology buyers are turning to the Web more frequently than any other media to gather information, and CNET Networks is leading the charge in innovating new ways for marketers to reach this critical buying audience. In fact, in coming weeks we plan to announce a new program that will redefine the technology product launch concept and raise the bar in online marketing efficacy."

User Highlights

The Internet is the number-one source of technology information for IS/IT professionals and business decision makers as they research, compare, and make brand and purchase determinations. With its award winning, world-class staff of technology editors and journalists, CNET Networks is the leading online provider of original technology content and services, including free, qualified and paid services that leverage the power of the Internet. User metrics that highlight the strength of the company's network of Web sites include:

  CNET Networks ranked as the Internet's 10th largest US property in September, and the 9th largest property worldwide in August3.

  The company reached 63 percent of all IS/IT professionals online at work, and 43 percent of all business decision makers4.

  Average daily page views totaled 35.6 million, an increase of five percent over the third quarter of 2000.

Investments & Outlook

On September 30, 2001, CNET Networks' cash and marketable debt securities equaled approximately $230 million. The company expects to end 2001 with more than $200 million in unrestricted cash and marketable debt securities.

The company continues to reduce its cost structure through the integration of overlapping products, elimination of non-core product offerings, operating and administrative efficiencies from its ZDNet and TechRepublic acquisitions, and the benefits from developing a common global publishing platform. The combination of these activities resulted in a workforce reduction of approximately 15 percent during the third quarter.

For the fourth quarter of 2001, CNET Networks' management estimates net revenues will be in the range of $70 to $75 million. Management believes reasonable EBITDA targets are a loss of between $2 million and $9 million in the fourth quarter of 2001. For further guidance, please refer to the addendum that follows the financial statements.

The company currently expects this financial outlook will not be updated until the release of CNET Networks' next quarterly earnings announcement. The company does, however, reserve the right to update its financial outlook at any time for any reason.

Safe Harbor

This press release includes forward-looking information and statements that are subject to risks and uncertainties that could cause actual results to differ materially. The statements set forth in the "Investments and Outlook" section and in the attached "Guidance to the Investment Community" are forward-looking statements, as well as other statements throughout the release that are identified by the words "expect," "estimate," "target," "believe," "anticipate" and "intend". These statements are only effective as of the date of this release and we undertake no duty to publicly update these forward-looking statements, whether as a result of new information, future developments or otherwise. Our forward looking statements are subject to the following risks: that cost-reduction initiatives will not be achieved due to implementation difficulties or contractual spending commitments that can't be reduced; that the businesses identified for further integration to achieve cost synergies will not be integrated successfully; the acquisition of businesses or the launch of new lines of business, which could increase operating expense and dilute operating margins; the inability to attract new customers for the company's channel services products; increased competition, which could lead to negative pressure on the company's pricing and the need for increased marketing; the inability to maintain, establish or renew relationships with commerce, advertising, marketing, technology, and content providers, whether due to competition or other factors; a continued or worsening slowdown in advertising spending on the Internet in general or on CNET Networks' properties in particular, which could be prompted by further decreases in corporate or consumer spending, the failure of early stage companies who are heavy internet advertisers to receive financing, the failure of existing advertisers to meet their commitments, or other factors; the inability of the company to increase the proportion of advertising from established companies; and the general risks associated with the company's businesses. For risks about CNET Networks' business, see its Form 10-K for the year ended December 31, 2000, subsequent Forms 10-Q and Forms 8-K, and its Form S-3 as filed on September 19, 2001.

(1) All results for 2000 are presented on a pro forma basis as if the October 2000 acquisition of ZDNet had occurred on January 1, 2000.

(2) Earnings before interest, income taxes, other income (expense), realized gains (losses) and impairment on investments, depreciation of property and equipment, business integration expenses, and amortization and impairment of goodwill and intangible assets.

(3) Media Metrix US Internet Report, September 2001, and its Worldwide Report and Data for Home Usage, August 2001.

(4) Nielson/Net Ratings Custom Demographic Report, Q3 2001 work cumulative.

CNET NETWORKS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(000s)

                                                    September 30, December 31,
                                                        2001          2000
                                                    ------------  ------------
                              ASSETS
Current assets:
     Cash and cash equivalents . . . . . . . . . . $    143,102  $    150,780
     Investments in marketable debt securities . .       43,684        52,864
     Investments in marketable equity securities .          331        55,512
     Accounts receivable, net. . . . . . . . . . .       56,817        95,573
     Other current assets. . . . . . . . . . . . .       22,712        44,292
     Deferred income taxes . . . . . . . . . . . .       25,491         8,445
     Restricted cash . . . . . . . . . . . . . . .       16,583        18,531
                                                    ------------  ------------
       Total current assets . . . . . . . . . . .       308,720       425,997

Investments in marketable debt securities . . . .        26,990        81,823
Investments in marketable equity securities . . .            -          4,375
Property and equipment, net . . . . . . . . . . .        74,995        59,288
Other assets . . . . . . . . . . . . . . . . . . .       52,847       184,520
Deferred income taxes . . . . . . . . . . . . . .        15,027         5,196
Intangible assets, net . . . . . . .  . . . . . .       109,355       135,105
Goodwill, net . . . . . . .  . . . . . . . . . . .      325,505     1,967,095
                                                    ------------  ------------
       Total assets . . . . . . . . . . . . .  . . $    913,439  $  2,863,399
                                                    ============  ============

            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable. . . . . . . . . . . . . . . $      7,006  $     19,045
     Accrued liabilities . . . . . . . . . . . . .       76,221        92,729
     Current portion of long-term debt . . . . . .        5,542         5,831
     Tax related liabilities . . . . . . . . . .          2,593           244
     Deferred income tax liabilities . . . . . . .        2,911         6,554
                                                    ------------  ------------
        Total current liabilities. . . . . . . . .       94,273       124,403

Noncurrent liabilities:
     Long-term debt . . . . . . . . . . . . . . .       176,671       180,194
     Other liabilities  . . . . . . . . . . . . .         7,121         4,991
                                                    ------------  ------------
        Total liabilities  . . . . . . . . . . . .      278,065       309,588

Stockholders' equity:
     Common stock. . . . . . . . . . . . . . . . .           14            14
     Additional paid in capital. . . . . . . . . .    2,692,770     2,665,025
     Other comprehensive income. . . . . . . . . .           26        37,872
     Deferred compensation . . . . . . . . . . . .         (513)         (508)
     Retained earnings (deficit) . . . . . . . . .   (2,026,559)     (118,228)
     Treasury stock, at cost . . . . . . . . . . .      (30,364)      (30,364)
                                                    ------------  ------------
        Total stockholders' equity . . . . . . . .      635,374     2,553,811
                                                    ------------  ------------
        Total liabilities and stockholders' equity $    913,439  $  2,863,399
                                                    ============  ============

CNET Networks, Inc.
Consolidated Statements of Operations
Unaudited
(000s)

                                                    Three Months Ended        Nine Months Ended
                                                     September 30,             September 30,
                                               ------------------------  ------------------------
                                                  2001         2000         2001         2000
                                               -----------  -----------  -----------  -----------
Revenues. . . . . . . . . . .  . . . . . . .  $    69,316  $    56,439  $   215,557  $   153,044

Cost of revenues . . . . . . . . . . . . . .       50,144       17,719      138,160       49,550
                                               -----------  -----------  -----------  -----------
    Gross profit . . . . . . . . . . . . . .       19,172       38,720       77,397      103,494

Operating expenses:
   Sales and marketing . . . . . . . . . . .       30,179       19,448      103,727       56,730
   General and administrative. . . . . . . .       31,684        9,409       51,827       23,794
   Depreciation. . . . . . . . . . . . . . .        6,604        3,903       18,157       10,174
   Amortization of goodwill and
    intangibles . . . . . . . . . . . . . . .     206,262       67,859      618,516      162,232
   Impairment of goodwill  . . . . . . . . .    1,075,000           -     1,075,000           -
                                               -----------  -----------  -----------  -----------
    Total operating expenses . . . . . . . .    1,349,729      100,619    1,867,227      252,930
                                               -----------  -----------  -----------  -----------
    Operating loss . . . . . . . . . . . . .   (1,330,557)     (61,899)  (1,789,830)    (149,436)

Other income (expense):
   Realized gains on sale of investments . .            9       49,195        9,098      124,997
   Realized losses on sale of investments . .        (342)     (11,884)      (8,460)     (12,896)
   Realized losses on impairment
     of public investments . . . . . . . . .          (26)          -       (26,866)          -
   Realized losses on impairment
     of private investments . . . . . . . . .     (58,673)          -      (147,944)      (5,206)
   Interest income.. . . . . .  . . . . . . .       2,680        5,554       10,099       14,859
   Interest expense. . . . . .  . . . . . . .      (4,108)      (4,933)     (13,269)     (13,489)
   Other. . . . . . . . . . . . . . . . . . .         142         (378)        (747)      (1,117)
                                               -----------  -----------  -----------  -----------
    Total other income (expense). . . . . . .     (60,318)      37,554     (178,089)     107,148
                                               -----------  -----------  -----------  -----------
    Net loss before income taxes &
     extraordinary item . . . . . . . . . . .  (1,390,875)     (24,345)  (1,967,919)     (42,288)

     Income tax . . . . . . . . . . . . . . .     (23,502)      19,206      (65,848)      49,608
                                               -----------  -----------  -----------  -----------
    Net loss before extraordinary item. . . .  (1,367,373)     (43,551)  (1,902,071)     (91,896)
     Extraordinary interest expense,
      net of tax benefit . . . . . . . . . .        6,260           -         6,260           -
                                               -----------  -----------  -----------  -----------
   Net loss. . . . . . . . . . . . . . . . .  $(1,373,633) $   (43,551) $(1,908,331) $   (91,896)
                                               ===========  ===========  ===========  ===========

Basic and diluted net loss per share. . . . . $     (9.98) $     (0.50) $    (14.02) $     (1.10)
                                               ===========  ===========  ===========  ===========
Shares used in calculating
  basic and diluted per share data . . . . .      137,634       87,073      136,094       83,485
                                               ===========  ===========  ===========  ===========

CNET Networks, Inc.
Proforma Consolidated Statements of Operations
(Unaudited)
(000s)

                                                       Three Months Ended        Nine Months Ended
                                                        September 30,             September 30,
                                                  ----------- ------------  ----------- ------------
                                                     2001         2000         2001         2000
                                                  -----------  -----------  -----------  -----------
Revenues. . . . . . . . . . .  . . . . . . . . . $    69,316  $   110,549  $   215,557  $   307,629

Cost of revenues . . . . . . . . . . . . . . . .      45,341       46,021      129,624      130,560
                                                  -----------  -----------  -----------  -----------
    Gross profit . . . . . . . . . . . . . . . .      23,975       64,528       85,933      177,069

Operating expenses:
   Sales and marketing . . . . . . . . . . . . .      28,900       37,569      101,951      117,618
   General and administrative. . . . . . . . . .       9,114       10,252       25,512       30,985
                                                  -----------  -----------  -----------  -----------
                                                      38,014       47,821      127,463      148,603

     Adjusted EBITDA                                 (14,039)      16,707      (41,530)      28,466

   Integration expenses (A)                           28,652           -        36,627           -
   Depreciation. . . . . . . . . . . . . . . . .       6,604        4,964       18,157       13,166
   Amortization of goodwill and
    intangible assets . . . . . . . . . . . . .      206,262      208,191      618,516      580,358
   Impairment of goodwill  . . . . . . . . . . .   1,075,000           -     1,075,000           -
                                                  -----------  -----------  -----------  -----------
                                                   1,316,518      213,155    1,748,300      593,524
                                                  -----------  -----------  -----------  -----------
    Operating loss . . . . . . . . . . . . . . .  (1,330,557)    (196,448)  (1,789,830)    (565,058)

Other income (expense):
   Realized gain (loss) and impairment
     on investments, net . . . . . . . . . . . .     (59,032)      37,311     (174,172)     106,895
   Interest expense, net. . . . . .  . . . . . .      (1,428)          -        (3,170)          -
   Other. . . . . . . . . . . . . . . . . . . .          142           (7)        (747)      (6,086)
                                                  -----------  -----------  -----------  -----------
    Total other income (expense). . . . . . . .      (60,318)      37,304     (178,089)     100,809
                                                  -----------  -----------  -----------  -----------
    Loss before income taxes &
     extraordinary item . . . . . . . . . . . .   (1,390,875)    (159,144)  (1,967,919)    (464,249)

     Income tax expense (benefit) . . . . . . .      (23,502)      19,206      (65,848)      49,608
                                                  -----------  -----------  -----------  -----------
    Loss before extraordinary item. . . . . . .   (1,367,373)    (178,350)  (1,902,071)    (513,857)
     Extraordinary interest expense,
      net of tax benefit . . . . . . . . . . . .       6,260           -         6,260           -
                                                  -----------  -----------  -----------  -----------
   Net loss. . . . . . . . . . . . . . . . . . . $(1,373,633) $  (178,350) $(1,908,331) $  (513,857)
                                                  ===========  ===========  ===========  ===========

Proforma (loss) earnings per share(B). . . . . . $     (0.16) $      0.08  $     (0.47) $      0.06
                                                  ===========  ===========  ===========  ===========
Basic and diluted net loss per share. . . . . .  $     (9.98) $     (1.30) $    (14.02) $     (3.85)
                                                  ===========  ===========  ===========  ===========
Shares used in calculating proforma
  earnings per share data (C) . . . . . . . . .      137,634      143,569      136,094      142,570
                                                  ===========  ===========  ===========  ===========
Shares used in calculating basic and diluted
  (loss) earnings per share data (D) . . . . . .     137,634      137,073      136,094      133,485
                                                  ===========  ===========  ===========  ===========

(A) Integration expenses includes $8,599 of workforce reduction costs and $20,053 of leasehold abandonment charges for the three months ended September 30, 2001.

(B) Proforma earnings (loss) per share is calculated based on net loss excluding impairment and amortization of goodwill and intangible assets, integration expenses, realized gain (loss) and impairment on investments and extraordinary interest expense and income tax expense (benefit).

(C) Shares used in calculating proforma earnings per share for the three and nine months ended September 30, 2000 include shares and options issued in connection with the acquisition of ZDNet on October 17, 2000.

(D) Shares used in calculating basic and diluted loss per share for the three and nine months ended September 30, 2000 include shares and options issued in connection with the acquisition of ZDNet on October 17, 2000.

CNET Networks, Inc.

Guidance to the Investment Community

$m                              Q3 2001         Q4 2001 (est.)     Full Year 200
                                 Cost      Low        High    Low        High

Net Revenues                     $69.3     $70         $75    $285       $290

Cash operating expense           $83.4     $77         $79    $334       $336

EBITDA                           ($14)    ($9)        ($2)    ($50)      ($44)
EBITDA margin                    -14%     -12%         -3%     -19%      -13%

Depreciation expense             $6.6           $7.6                $26

EPS before amortization expen   ($0.16)  ($0.13)     ($0.08)($0.54)     ($0.59)

Other assumptions:

Assume a one million share increase per quarter in fully diluted shares outstanding. Note that shares outstanding including options calculated are a function of the stock price and difficult to forecast.

Safe Harbor Statement:

This table consists solely of forward-looking information that is subject to risks and uncertainties that could cause actual results to differ materially. The statements set forth in the "Investments and Outlook" section and in the attached "Guidance to the Investment Community" are forward-looking statements, as well as other statements throughout the release that are identified by the words "expect," "estimate," "target," "believe," "anticipate" and "intend". These statements are only effective as of the date of this release and we undertake no duty to publicly update these forward-looking statements, whether as a result of new information, future developments or otherwise. Our forward looking statements are subject to the following risks: that cost-reduction initiatives will not be achieved due to implementation difficulties or contractual spending commitments that can't be reduced; that the businesses identified for further integration to achieve cost synergies will not be integrated successfully; the acquisition of businesses or the launch of new lines of business, which could increase operating expense and dilute operating margins; the inability to attract new customers for the company's channel services products; increased competition, which could lead to negative pressure on the company's pricing and the need for increased marketing; the inability to maintain, establish or renew relationships with commerce, advertising, marketing, technology, and content providers, whether due to competition or other factors; a continued or worsening slowdown in advertising spending on the Internet in general or on CNET Networks' properties in particular, which could be prompted by further decreases in corporate or consumer spending, the failure of early stage companies who are heavy internet advertisers to receive financing, the failure of existing advertisers to meet their commitments, or other factors; the inability of the company to increase the proportion of advertising from established companies; and the general risks associated with the company's businesses. For risks about CNET Networks' business, see its Form 10-K for the year ended December 31, 2000, subsequent Forms 10-Q and Forms 8- K, and its Form S-3 as filed on September 19, 2001.